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                                                                   EXHIBIT 10.42



                                 AMENDMENT NO. 3

                                       TO

                         CLIENTLOGIC HOLDING CORPORATION

                             1998 STOCK OPTION PLAN


         This Amendment (this "Amendment") to the ClientLogic Holding Corporation 1998 Stock Option Plan, as amended to date (the "Plan"), is effective as of March 1, 2000.

         WHEREAS, each of the Board of Directors (the "Board of Directors) of ClientLogic Holding Corporation (formerly CustomerONE Holding Corporation), a Delaware corporation (the "Company"), and the stockholders (the "Stockholders") of the Company have heretofore adopted and approved the Plan; and

         WHEREAS, the Board of Directors and the Stockholders wish to amend the Plan to provide for a greater maximum aggregate number of shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock") in respect of which Options (as that term is defined in the Plan) may be granted for all purposes under the Plan, and to provide for a greater maximum aggregate number of shares of Common Stock underlying all Options that may be granted to any single Key Employee (as such term is defined in the Plan) during the Term (as that term is defined in the Plan);

         NOW, THEREFORE, the Plan is hereby amended as follows:

1. SECTION 3.

         Section 3 of the Plan is hereby amended and restated to read, in its entirety, as follows:

     3. Shares Available and Maximum Individual Grants.

         Subject to the adjustments provided in Section 11, the maximum aggregate number of shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") in respect of which Options may be granted for all purposes under the Plan shall be 15,862,000 shares. If, for any reason, any shares as to which Options have been granted cease to be subject to purchase thereunder, including the expiration of any such Option, the termination of any such Option prior to exercise, or the forfeiture of any such Option, such shares shall thereafter



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     be available for grants under the Plan. Options granted under the Plan may be fulfilled in accordance with the terms of the Plan with (i) authorized and unissued shares of the Common Stock, or (ii) issued shares of such Common Stock held in the Company's treasury.

         The maximum aggregate number of shares of Common Stock underlying all Options that may be granted to any single Key Employee, including any Options that may have been granted to such Key Employee as an Eligible Non-Employee (as hereinafter defined), during the Term (as hereinafter defined) of the Plan shall be 8,000,000 shares, subject to the adjustments provided in Section 11. For purposes of the preceding sentence, such Options that are cancelled or repriced shall continue to be counted in determining such maximum aggregate number of shares of Common Stock that may be granted to any single Key Employee, including any Options that may have been granted to such Key Employee as an Eligible Non-Employee, during the Term of the Plan.

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